CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 5, 1996 in his Form 10-K into the Morgan Group, Inc.'s previously filed Registration Statements on Form S-8 (Registration Nos. 33-72996, 33-72998). It should be noted that we have not audited any financial statements of The Morgan Group, Inc. subsequent to December 31, 195 or performed any audit procedures subsequent to the date of our report.


                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 1997